SCHEDULE 14A INFORMATION
            Proxy Statement Pursuant to Section 14(a) of the
                   Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule
     14a-12

                        BALDOR ELECTRIC COMPANY
         -------------------------------------------------------
             (Name of Registrant as Specified in Its Charter)


         -------------------------------------------------------
                (Name of Person(s) Filing Proxy Statement,
                        if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules
     14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

                             BALDOR ELECTRIC COMPANY

                                    NOTICE OF
                         ANNUAL MEETING OF SHAREHOLDERS

                             To be held May 1, 1999



To the Shareholders:

The Annual Meeting of Shareholders of Baldor Electric Company, a Missouri corporation, will be held at the Holiday Inn, 700 Rogers Avenue, Fort Smith, Arkansas, on Saturday, May 1, 1999, at 10:30 a.m., local time, for the following purposes:

 1.  To elect directors; and

 2. To transact such other business as may properly come before the meeting and all adjournments thereof.

The Board of Directors has fixed the close of business on March 17, 1999, as the record date for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting and all adjournments thereof.

                       By Order of the Board of Directors



                                            Lloyd G. Davis
                                            Secretary

March 26, 1999


Even if you expect to attend the meeting in person, please mark, date, and sign the enclosed proxy and return it in the enclosed return envelope. The return envelope does not require postage if mailed in the United States. Shareholders who attend the meeting may revoke their proxies and vote in person if they so desire.

                             BALDOR ELECTRIC COMPANY


                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS


The enclosed proxy is solicited on behalf of the Board of Directors of Baldor Electric Company (the "Company") for use at the Annual Meeting of its shareholders to be held at the Holiday Inn, 700 Rogers Avenue, Fort Smith, Arkansas, on Saturday, May 1, 1999, at 10:30 a.m, local time.

The Company's principal executive offices are located at 5711 R. S. Boreham, Jr. Street, Fort Smith, Arkansas 72908. This Proxy Statement and the accompanying form of proxy are first being sent to shareholders on or about March 26, 1999.

The cost of the solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone or facsimile, by regular employees of the Company, without additional compensation. Brokerage firms, banks, nominees and others will be requested to forward proxy materials to the beneficial owners of the Company's Common Stock held of record by them. No solicitation is to be made by specially engaged employees or other paid solicitors.


                                     VOTING

Only the holders of record of the Company's Common Stock, par value $0.10 per share (the "Common Stock") at the close of business on March 17, 1999, will be entitled to notice of and to vote at the Annual Meeting. There were 36,165,011 shares of Common Stock of the Company outstanding as of the close of business on March 17, 1999. Each share of Common Stock entitles the holder to one vote on each item of business to be presented for shareholder vote at the Annual Meeting.

A majority of the issued and outstanding shares entitled to vote and represented in person or by proxy will constitute a quorum for the transaction of business at the Annual Meeting. Shares represented by properly executed proxies will be counted for the purpose of determining whether a quorum exists. The affirmative vote of the holders of a majority of the shares constituting the quorum is required to elect directors. The persons named in the proxy are authorized to vote the shares of the shareholders giving the proxy for any nominee except those nominees with respect to whom authority has been withheld. Proxies which are marked to "withhold authority" will have the same effect as if the shares represented thereby were voted against such nominee or nominees. If the form of proxy is signed and returned without any direction given, shares of the Company's Common Stock will be voted for the election of the Board's slate of nominees. If the form of proxy is executed and returned to the Company, it nevertheless may be revoked at any time before it is exercised either by written notice to the Secretary of the Company or by attending the meeting and voting in person.

The Board knows of no matters other than the election of directors to be presented for consideration at the Annual Meeting. If any other matters properly come before the meeting, the proxies solicited hereby will be voted on such matters in accordance with the judgment of the persons voting such proxies.

The Company maintains the Baldor Electric Company Employees' Profit Sharing and Savings Plan (the "Profit Sharing and Savings Plan"). One of the investment alternatives for employee- participants is the Baldor Stock Fund. Employee-participants have the right under the Profit Sharing and Savings Plan to direct the trustee thereof how to vote the shares of Common Stock that are allocated to their accounts. The Profit Sharing and Savings Plan requires the trustee to vote the shares of Common Stock not yet allocated to the accounts of employee-participants in proportion to the votes cast by employee-participants.

                                   PROPOSAL 1:
                              ELECTION OF DIRECTORS

The Company's Restated Articles of Incorporation and Bylaws, as amended, provide for a classified Board of Directors, with the Board divided into three classes whose terms expire at different times. Three members are to be elected to the Board of Directors in 1999, each to serve for a term of three years.

The persons named in the enclosed form of proxy intend to vote such proxy for the election of the three nominees named below as directors of the Company, unless the shareholder indicates on the form of proxy that the vote for any one or more of the nominees should be withheld or contrary directions are indicated.

The Board of Directors has no reason to doubt the availability of the nominees and each has indicated a willingness to serve if elected. If any nominee shall decline or be unable to serve, it is intended that, in the discretion of the Board of Directors, either the size of the Board will be reduced or the proxies will vote for a substitute nominee designated by the Board of Directors.

                Information Regarding the Nominees for Directors
                 to be Elected in 1999 for Terms Ending in 2002

Jefferson W. Asher, Jr. ... Independent Management Consultant providing assistance to corporations, attorneys, banking institutions, and other creditors; Director of California Beach Restaurants, Inc.; Age 74; Present term expires in May 1999; Director of the Company since 1973.

Richard E. Jaudes ... Partner at Thompson Coburn, law firm which provides legal counsel to the Company, since 1997; for over five years prior to 1997, a partner at Peper, Martin, Jensen, Maichel and Hetlage, law firm which also provides legal counsel to the Company; Age 56.

Robert J. Messey ... Senior Vice President and Chief Financial Officer of Sverdrup Corporation, a wholly owned subsidiary of Jacobs Engineering Group Inc which specializes in engineering, construction, and architecture; Age 53; Present term expires in May 1999; Director of the Company since 1993.

      Information Regarding the Directors Who Are Not Nominees for Election and Whose Terms Continue Beyond 1999 or Expire during 1999



Fred C. Ballman ... Former Chairman and Chief Executive Officer of the Company (retired); Age 86; Present term expires in May 2001; Director of the Company from 1944 to 1982 and since 1992.


O. A. Baumann ... The Company's manufacturer's sales representative in St. Louis, Missouri, from 1947 to 1987 (retired); Age 77; Present term expires in May 2000; Director of the Company since 1961.


R. S. Boreham,  Jr. ...  Chairman of the Board of the Company since 1981;  Chief
Executive Officer of the Company from 1978 through 1992; Director of U.S.A. Truck, Inc.; Age 74; Present term expires in May 2001; Director of the Company since 1961.


John A. McFarland ... President of the Company since November 1996; Executive Vice President - Sales and Marketing of the Company from August 1996 to November 1996; Vice President - Sales of the Company from May 1991 to August 1996; Age 47; Present term expires in May 2000; Director of the Company since August 1996.


Robert L. Proost ... Corporate Vice President, Treasurer, and Director of Administration, A.G. Edwards & Sons, Inc., securities brokerage and investment banking, which has historically provided investment banking services to the Company; Director of A. G. Edwards, Inc.; Age 61; Present term expires in May 2000; Director of the Company since 1988.


R. L. Qualls ... Vice Chairman of the Board of the Company since November 1996; Chief Executive Officer of the Company from 1993 through 1997; President of the Company from 1990 through 1996; Director of Bank of the Ozarks, Inc.; Age 65; Present term expires in May 2001; Director of the Company since 1987.


Willis J. Wheat ... President Emeritus of Oklahoma City University; Professor of Management and Marketing, Oklahoma City University, 1987 through 1995; Age 73; Present term expires in May 1999; Not seeking re-election to the Board; Director of the Company since 1991.

                    Information About the Board of Directors
                           and Committees of the Board

Board of Directors ... In addition to its normal responsibilities, the Board of Directors, as a whole, approves executive compensation and administers the 1981 Incentive Stock Plan (the "1981 Plan"), which has expired except for options outstanding. During the fiscal year ended January 2, 1999 ("fiscal year 1998"), four meetings of the Board of Directors were held. The current members of the Company's Board of Directors are:

         R. S. Boreham, Jr................................Chairman
         Jefferson W. Asher, Jr.
         Fred C. Ballman
         O. A. Baumann
         John A. McFarland
         Robert J. Messey
         Robert L. Proost
         R. L. Qualls
         Willis J. Wheat


Executive Committee ... Between meetings of the Board, the Executive Committee is empowered to act in lieu of the Board of Directors except on those matters for which the Board of Directors has specifically reserved authority to itself or as set forth in the Company's Bylaws, as amended. The Executive Committee administers the 1989 Stock Option Plan for Non- Employee Directors (the "1989 Plan"), which has expired except for options outstanding, and the 1996 Stock Option Plan for Non-Employee Directors (the "1996 Plan"). Because the Executive Committee is comprised of those directors who are also executive officers and employees of the Company, members of the Executive Committee are not eligible to participate in these two plans. The Executive Committee held 12 meetings during fiscal year 1998. The current members of the Executive Committee are:

         R. S. Boreham, Jr. ..............................Chairman
         John A. McFarland
         R. L. Qualls


Audit Committee ... The Audit Committee performs the following functions: assists in the selection of independent auditors, directs and supervises investigations into matters relating to audit functions, reviews with independent auditors the plans and results of the audit engagement, reviews the degree of independence of the auditors, considers the range of audit and non-audit fees, and reviews the adequacy of the Company's system of internal accounting controls. The Audit Committee is comprised of non-employee directors. This Committee held three meetings during fiscal year 1998. The current members of the Audit Committee are:

         Jefferson W. Asher, Jr...........................Chairman
         Robert J. Messey
         Robert L. Proost

Stock Option Committee ... The Stock Option Committee administers the Company's 1987 Incentive Stock Plan (the "1987 Plan"), which is expired except for outstanding options, and the 1994 Incentive Stock Plan (the "1994 Plan"), both of which are employee stock plans. The Stock Option Committee also administers the 1990 Stock Plan for District Managers (the "1990 Plan"). Awards can be made from the 1994 Plan and the 1990 Plan and the Stock Option Committee has the exclusive authority to determine which of the eligible participants are to receive awards and to determine the amount and the terms and conditions of the awards made to each participant. The Stock Option Committee is comprised of non-employee directors. This Committee held five meetings during fiscal year 1998. The current members of the Stock Option Committee are:

         Robert J. Messey................................. Chairman
         Robert L. Proost
         Willis J. Wheat


Nominating Committee ... The Nominating Committee is responsible for proposing a slate of directors for election by the shareholders at each annual meeting and proposing candidates to fill any vacancies on the Board. The Nominating Committee is comprised of directors, none of whom are nominees for directors to be elected in 1999. This Committee held two meetings during fiscal year 1998.

         John A. McFarland................................ Chairman
         R. S. Boreham, Jr.
         R. L. Qualls


Director Compensation ... Under the terms of the 1996 Plan, all non-employee directors received an option grant on January 30, 1998, to purchase 3,240 shares of the Company's Common Stock having an exercise price of $22.8125 (the composite closing price of the Common Stock on that date) and an additional option to purchase 2,160 shares of the Company's Common Stock having an exercise price of $11.40625 (50% of the composite closing price of the Common Stock on that date). Annual option grants become exercisable in five equal installments beginning on the grant's first anniversary. All options expire ten years after the grant date. Non-employee directors are also compensated for their services on the board. A summary of the quarterly fees paid to non-employee directors for board and committee service for fiscal year 1998 follows:

         Board member.....................................$   3,900
         Audit Committee Chairman.........................$   2,900
         Audit Committee member...........................$   1,800
         Stock Option Committee member....................$     700

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of March 17, 1999, regarding all persons known to the Company to be the beneficial owners of more than five percent of the Company's Common Stock. The table also includes security ownership for each director of the Company, nominees for election as directors, each of the executive officers named in the Summary Compensation Table (the "Named Executive Officers"), and all executive officers and directors as a group.

                                              Number of             Percent of
            Name                                Shares               Class (1)
 ------------------------------             ----------------        --------

 The Baldor Electric Company
 Profit Sharing and Savings Plan              4,182,905   (2)         10.0 %
     P. O. Box 2400
     Fort Smith, Arkansas 72902

 Fred C. Ballman                              3,025,904   (3)          8.4 %
     P. O. Box 6638
     Fort Smith, Arkansas 72906

 R. S. Boreham, Jr.                           1,618,104   (4)          4.5 %

 O. A. Baumann                                  618,298   (5)          1.7 %

 Lloyd G. Davis                                 282,575   (6)            *

 R. L. Qualls                                   267,588   (7)            *

 John A. McFarland                              239,017   (8)            *

 James R. Kimzey                                235,063   (9)            *

 Jefferson W. Asher, Jr.                         74,059   (10)           *

 Robert L. Proost                                59,640   (11)           *

 Robert J. Messey                                42,489   (12)           *

 Willis J. Wheat                                 25,853   (13)           *

 Richard E. Jaudes                                1,066   (14)           *

 All executive officers and directors
     as a group (19 persons)                  7,033,492   (15)        18.8 %

---------------

 *       Less than 1%.

(1) Percentage is calculated in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended. The numerator consists of the number of shares of Baldor Common Stock owned by each individual (including shares issuable upon exercise of employee stock options which are currently exercisable or exercisable within 60 days of March 17, 1999). The denominator consists of all issued and outstanding shares of Baldor Common Stock plus those shares which are issuable upon the exercise of employee stock options referenced above.

(2) Based on correspondence dated March 18, 1999, received from the trustee of the Company's Profit Sharing and Savings Plan, participants in such Plan have sole voting power and shared investment power over 4,182,785 shares and shared voting and shared investment power over 120 shares.

(3) Shared voting and shared investment power over 3,020,504 shares; includes exercisable options to purchase 5,400 shares.

(4) Shared voting and shared investment power over 188,982 shares; sole voting and sole investment power over 1,274,365 shares; sole voting and shared investment power over 1,125 shares in the Profit Sharing and Savings Plan; includes exercisable options to purchase 153,632 shares.

(5) Shared voting and shared investment power over 580,498 shares; includes exercisable options to purchase 37,800 shares.

(6) Sole voting and sole investment power over 76,300 shares; shared voting and shared investment power over 6,752 shares; sole voting and shared investment power over 18,011 shares and shared voting and shared investment power over 2,380 shares in the Profit Sharing and Savings Plan; includes exercisable options to purchase 137,333 shares directly and 41,799 indirectly.

(7) Sole voting and sole investment power over 177,066 shares; sole voting and shared investment power over 1,897 shares in the Profit Sharing and Savings Plan; includes exercisable options to purchase 88,625 shares.

(8) Sole voting and sole investment power over 30,385 shares; shared voting and shared investment power over 60,514 shares; sole voting and shared investment power over 22,738 shares in the Profit Sharing and Savings Plan; includes exercisable options to purchase 125,380 shares.

(9) Shared voting and shared investment power over 56,444 shares; sole voting and sole investment power over 20,579 shares; sole voting and shared investment power over 8,387 shares in the Profit Sharing and Savings Plan; includes exercisable options to purchase 149,653 shares.

(10) Sole voting and sole investment power over 52,459 shares; includes exercisable options to purchase 21,600 shares.

(11) Sole voting and sole investment power over 28,320 shares; includes exercisable options to purchase 31,320 shares.

(12) Sole voting and sole investment power over 2,762 shares; shared voting and shared investment power over 1,927 shares; includes exercisable options to purchase 37,800 shares.

(13) Shared voting and shared investment power over 15,053 shares; includes exercisable options to purchase 10,800 shares.

(14)     Sole voting and sole investment power.

(15) Sole voting and sole investment power over 1,744,216 shares; shared voting and shared investment power over 4,009,029 shares; sole voting and shared investment power over 113,514 shares in the Profit Sharing and Savings Plan; includes exercisable options to purchase 1,166,733 shares.

                             EXECUTIVE COMPENSATION

The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to each of the Company's Named Executive Officers.


                                                  Summary Compensation Table

                                                                           Long Term Compensation
                                                                           ----------------------
                                              Annual Compensation                      Awards   Payouts
                                              -------------------                      ------   -------
                                                               Other    Restricted   Securities             All
                                                              Annual       Stock     Underlying   LTIP      Other
Name and Principal Position          Year  Salary   Bonus  Compensation   Awards      Options   Payouts  Compensation (1)
---------------------------          ----  ------   -----  ------------   ------      -------   -------  ----------------
                                             ($)     ($)         ($)         ($)        (#)       ($)       ($)

R. S. Boreham, Jr.                   1998  350,000 332,710        0           0        25,000      0       58,657
Chairman of the Board of Directors   1997  325,000 320,287        0           0        26,000      0      102,512
                                     1996  275,000 282,030        0           0        37,332      0       98,749


John A. McFarland                    1998  190,000 171,108        0           0        25,000      0       19,230
President                            1997  160,000 147,825        0           0        26,000      0       20,977
                                     1996  132,000 110,761        0           0        22,000      0       20,431


R. L. Qualls                         1998  175,000 166,355        0           0        17,000      0       34,256
Vice Chairman of the                 1997  315,000 310,432        0           0        26,000      0       42,642
 Board of Directors                  1996  300,000 307,669        0           0        37,332      0       62,046


Lloyd G. Davis                       1998  160,000 129,282        0           0        17,000      0       21,113
Chief Financial Officer,             1997  149,000 118,260        0           0        17,333      0       23,241
Executive Vice President - Finance,  1996  132,000 110,761        0           0        22,000      0       22,729
Secretary, and Treasurer


James R. Kimzey                      1998  157,000 118,825        0           0        17,000      0       19,061
Executive Vice President -           1997  149,000 118,260        0           0        17,333      0       23,930
Research and Engineering             1996  128,000  84,096        0           0        22,000      0       23,218

---------------

(1) The amounts disclosed in this column include contributions by the Company Profit Sharing and Savings Plan, a defined contribution plan. This is two plans in one: a profit sharing plan and a 401(k) savings plan. The Company makes the contribution to the profit sharing plan which equals 12% of pre-tax earnings for participating companies. The contribution is allocated among eligible employees in proportion to their total compensation. The Company makes matching contributions to the savings plan at a rate no greater than 25% of the first 6% of the participating employee's compensation. Due to the limits on the total amount of Company and employee contributions, the above Named Executive Officers did not receive their full allocation amounts to the Profit Sharing and Savings Plan. The Company also maintains a split-dollar life insurance plan for all executive officers. The Company makes the premium payments on the split-dollar life insurance policies which vary according to age and insurance coverage for each officer. Each executive officer reimburses the Company for a portion of the premium that represents the full value attributable to term life coverage. The amounts included as compensation for each Named Executive Officer were calculated using the interest foregone method which more accurately reflects the benefit received by the participant. The fiscal year 1998 amounts in this column represent Company contributions consisting of the following:

                         Contributions        Contributions       Split-Dollar
                            to the               to the          Life Insurance
    Name              Profit Sharing Plan     Savings Plan          Premiums
    ----              -------------------     ------------          --------
                              ($)                  ($)                 ($)

R. S. Boreham, Jr.          15,546                2,188              40,923
John A. McFarland           15,546                1,900               1,784
R. L. Qualls                15,546                2,187              16,523
Lloyd G. Davis              15,546                2,400               3,167
James R. Kimzey             15,546                1,570               1,945



                                           Option Grants in Last Fiscal Year


                                                 Individual Grants
                           --------------------------------------------------------------
                           Number of     % of Total                 Market
                          Securities    Options/SARs                 Price
                          Underlying     Granted to      Exercise     on                      Grant Date
                            Options     Employees in     or Base     Grant     Expiration      Present
         Name               Granted      Fiscal Year       Price     Date         Date          Value  (1)
----------------------   -------------  -------------    --------- --------   ------------   ----------
                              (#)                        ($/sh)     ($/sh)                       ($)
R. S. Boreham, Jr.          20,000 (2)       4.0%        23.00       23.00      02/09/2008     124,200
                             5,000 (3)       1.0%        11.50       23.00      02/09/2008      63,650


John A. McFarland           20,000 (2)       4.0%        23.00       23.00      02/09/2008     124,200
                             5,000 (3)       1.0%        11.50       23.00      02/09/2008      63,650


R. L. Qualls                13,000 (2)       2.6%        23.00       23.00      02/09/2008      80,730
                             4,000 (3)       0.8%        11.50       23.00      02/09/2008      50,920


Lloyd G. Davis              13,000 (2)       2.6%        23.00       23.00      02/09/2008      80,730
                             4,000 (3)       0.8%        11.50       23.00      02/09/2008      50,920


James R. Kimzey             13,000 (2)       2.6%        23.00       23.00      02/09/2008      80,730
                             4,000 (3)       0.8%        11.50       23.00      02/09/2008      50,920


---------------

(1) The Company used the Black-Scholes option pricing model to determine grant date present value. Calculations are based on a ten-year option term and estimated assumptions of: a seven-year estimated life; interest rate of 5.7%; annual dividend yield of 1.7%; and volatility of 16.6%. Because the present values are based on estimates and assumptions, the amounts reflected in this table may not be achieved.

(2) Incentive stock options to purchase shares of Common Stock of the Company were granted at the composite closing price of the Common Stock on the date of grant and are 100% exercisable six months and one day following the grant date.

(3) Non-qualified options to purchase shares of restricted Common Stock of the Company were granted at 50% of the composite closing price of the Common Stock on the date of grant with full vesting occurring on the fifth anniversary date. Vesting may be accelerated by early exercise or when certain events relating to change of the Company's ownership occurs. Until vesting occurs, the restricted shares acquired on exercise of such options: (a) have dividend rights, (b) may be voted, (c) cannot be sold or transferred until they are vested, and (d) are forfeitable under certain circumstances. The options are 100% exercisable six months and one day following the grant date.


                                Aggregated Option Exercises in Last Fiscal Year
                                           and FY-End Option Values

                                                               Number of
                                                         Securities Underlying                Value of
                          Shares                              Unexercised                    Unexercised
                        Acquired on     Value                Options/SARs               In-the-Money Options
        Name             Exercise     Realized  (1)          at FY-End (#)                  at FY-End ($)    (2)
--------------------   ------------  ----------     ------------------------------ ------------------------------
                           (#)           ($)         (Exercisable) (Unexercisable)  (Exercisable) (Unexercisable)
                                                     ------------- ---------------  ------------- ---------------
R. S. Boreham, Jr.      12,691        204,764           162,432              0        1,131,896             0

John A. McFarland       30,033        481,604           156,320              0        1,286,286             0

R. L. Qualls            42,000        937,625            88,625              0          523,166             0

Lloyd G. Davis           8,166        144,792           139,333              0        1,195,111             0

James R. Kimzey         18,666        356,643           149,653              0        1,528,567             0

---------------

(1) Represents the difference between the option exercise price and the composite closing price of the Common Stock on the date of exercise multiplied by the number of shares acquired upon exercise.

(2) Represents the difference between the $20.25 composite closing price of the Common Stock as reported by the New York Stock Exchange on January 1, 1999, the last trading day of fiscal year 1998, and the exercise price of the options multiplied by the number of shares of Common Stock underlying the options. The numbers shown reflect the value of options accumulated over an eight-year period.


                         Change-of-Control Arrangements

Pursuant to agreements under the 1987 Plan and the 1994 Plan, outstanding restricted Common Stock of the Company acquired by an early exercise of a non-qualified stock option will fully vest and be free of restrictions without the requirement of any further act by the Company or shareholder in the event of a "Change-of-Control" of the Company as defined in those agreements.

           Compensation Committee Interlocks and Insider Participation

Although the Company has no standing compensation committee of the Board of Directors, the Executive Committee performs functions similar to those customarily performed by such committees by making recommendations to the Board; however, the Board of Directors, as a whole, approves the salary and bonus remuneration arrangements for directors and executive officers. The Board of Directors administers the 1981 Plan and the Stock Option Committee administers the 1987 Plan and the 1994 Plan, all Plans relating to employees. The Executive Committee administers the 1989 Plan and the 1996 Plan, both relating to non-employee directors. The 1981, 1987, and 1989 Plans have expired except for options outstanding. The members of the Executive Committee are the following directors who are also executive officers: R. S. Boreham, Jr., John A. McFarland, and R. L. Qualls. The members of the Stock Option Committee are the following non-employee directors: Robert J. Messey, Robert L. Proost, and Willis
J. Wheat.

           Report of the Board of Directors on Executive Compensation


The Company applies a consistent philosophy to compensation for all employees, including senior management. This philosophy is based on the premise that the achievements of the Company result from the coordinated efforts of all individuals working toward common objectives. The Company strives to achieve those objectives through teamwork that is focused on meeting the expectations of customers and shareholders.

The Company's Officers' Compensation Plan (the "Plan") is objective, formula driven, and has been consistently applied since 1973. The Plan is designed to ensure that an appropriate relationship exists between executive pay and the creation of shareholder value. The primary goals of the Plan are to ensure that total compensation is fair internally, is competitive externally, and offers performance motivation. For purposes of this report, total compensation is defined as salary plus bonus. The Plan combines annual base compensation with a bonus based upon the Company's performance. The Company believes that the goals of the Plan are met by providing competitive compensation which will motivate and retain key employees.

Total compensation for all executive officers is established within the range of salaries and bonuses for persons holding similar positions at other comparably-sized manufacturing companies utilizing independent salary survey data. The survey data is a composite of all manufacturing companies that are comparably-sized based upon sales volume. The independent survey does not provide a detailed list of all participating companies; however, many of the participating companies are listed, some of which are included in the Performance Graph. In general, the total compensation for all executive officers is expected to be slightly below the median for similar positions compared to the independent survey data. This is accomplished by establishing the annual base portion of compensation at the low end of the survey with the potential incentive portion being slightly above the median. This results in a greater emphasis being placed upon the Company's performance.

The total compensation individual officers may earn is subjective based upon the individual's position, experience, and ability to impact the Company's performance. In establishing each officer's annual base and potential bonus portion of compensation, additional consideration includes the individual's past performance, initiative and achievement, and future potential, as well as the Company's performance.

The potential bonus pool is based upon the sales and earnings performance of the Company and the relative weights are 75% sales and 25% earnings. Compensation attributable to the sales component increases or decreases in relation to sales. Compensation attributable to the earnings component increases if earnings exceed a percentage of shareholders' equity as determined by the Board of Directors and decreases if earnings are less than such amount. Each individual executive officer's participation in the potential bonus pool is determined as described above and is assigned such that if the Company achieves its sales and earnings objectives, the salary and bonus combined will be competitive with the industry and will remain consistent with the Company's philosophy and the Plan. The outcome of the Company's sales and earnings for fiscal year 1998 resulted in actual bonuses equaling 43% to 49% of total compensation for the Named Executive Officers.

The Company's Executive Committee of the Board as a whole performs the functions similar to "CEO" responsibilities. The members of the Executive Committee are R.
S. Boreham, Jr. (Chairman), John A. McFarland, and R. L. Qualls. Each member of the Company's Executive Committee of the Board is an employee of the Company and is one of the Named Executive Officers. The total compensation for each individual member of the Executive Committee is slightly below the median of comparably-sized manufacturing companies. The total compensation for each member was competitive and reflective of the Company's performance. The Committee members as a whole had 48% of their total compensation at risk in the form of performance bonuses. In 1998, 39% of the combined increase in the Committee's total compensation over 1997 total compensation was the results of improved sales and earnings.

The Company also maintains stock option plans to provide additional incentives to executive officers and other employees to work to maximize shareholder value. The Stock Option Committee has granted incentive options to purchase shares of Common Stock of the Company (at the composite closing price of the Common Stock on the date of grant) and non-qualified options to purchase shares of restricted stock (at 50% of the composite closing price of the Common Stock on the date of grant) to executive officers and other employees. Grants were made in fiscal year 1998 to Named Executive Officers and other employees to continue to encourage long-term growth and profitability. The number of options granted to each executive officer is subjective based upon individual performance, future potential, and ability to impact the Company's performance.

Each member of the Company's Executive Committee of the Board received incentive stock options to purchase shares of Common Stock. The decision regarding the number of options granted to each member individually were subjective based upon the ability of the individual to impact the Company's performance as well as individual performance and future potential. The members of the Executive Committee as a whole received incentive stock options to purchase 53,000 shares of Common Stock, which represented 11% of the total shares granted.

The Board of Directors, as a whole, and the Board's Executive Committee and Stock Option Committee, as appropriate, continually review the executive compensation policies in regards to Section 162(m) of the Internal Revenue Code of 1986 as amended, pertaining to the Company's $1,000,000 deductibility limitation for applicable compensation paid to Named Executive Officers. In 1998, the deductibility of the Company's executive compensation was not affected by the limitation under Section 162(m).

                               BOARD OF DIRECTORS

   R. S. Boreham, Jr.....................................Chairman

   Jefferson W. Asher, Jr.                               Robert J. Messey
   Fred C. Ballman                                       Robert L. Proost
   O. A. Baumann                                         R. L. Qualls
   John A. McFarland                                     Willis J. Wheat

                       Performance Graph
       Comparison of Five-Year Cumulative Total Return


 Compound Annual Growth Rate
- ------------------------------
Baldor          $185     13.1%
S&P 500         $294     24.1%
DJ EE           $239     19.0%




                 12/93   12/94   12/95   12/96   12/97   12/98
                 -----   -----   -----   -----   -----   -----
Baldor            $100    $115    $131    $163    $195    $185
S&P 500           $100    $101    $139    $171    $229    $294
DJ ELQ            $100    $104    $136    $166    $204    $239

Assumes $100 invested at year-end 1993 in Baldor Electric
Company,  the S&P 500 Index, and the DJ ELQ Index.

                              SHAREHOLDER PROPOSALS

Any shareholder of the Company eligible to vote in an election may make shareholder proposals and, with respect to (2) and (3) below, the following qualifications apply in determining whether notice is timely relating to the exercise of discretionary voting authority. Proposals relating to the 2000 Annual Meeting must qualify as follows: (1) Proposals must be received by the Company by December 2, 1999, in order to be included in the printed proxy materials; (2) Proposals received after December 2, 1999, may be presented if received by the Company by March 8, 2000; (3) Proposals received after March 8, 2000, may be presented only at the discretion of the Chairman of the Board; and
(4) Any nominations for election to the Board of Directors must be received by the Company no later than March 23, 2000. The Nominating Committee of the Company's Board of Directors will consider candidates for Board membership proposed by shareholders who have complied with the appropriate procedures. All shareholder proposal presentations, nominations, and notifications of such must comply with the procedures as written in the Company's Bylaws as amended.


                              INDEPENDENT AUDITORS

The Company is presently utilizing the services of Ernst & Young LLP, which has been the Company's independent auditors since 1972. The Audit Committee and the Board of Directors will consider the reappointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending January 1, 2000, at the Company's next regular Board of Directors meeting in May. The Company has no reason to believe that Ernst & Young LLP will not be reappointed. Representatives of Ernst & Young LLP will be present at the Annual Meeting with an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.


                                  OTHER MATTERS

The Board of Directors knows of no other matters to be presented for consideration at the meeting by the Board of Directors or by shareholders who have requested inclusion of proposals in the Proxy Statement. If any other matter shall properly come before the meeting, the persons named in the accompanying form of proxy intend to vote on such matters in accordance with their judgment.



March 26, 1999

(FRONT OF PROXY CARD)

COMMON STOCK                                                      COMMON STOCK
                             BALDOR ELECTRIC COMPANY

               Proxy Solicited on Behalf of the Board of Directors
                for Annual Meeting of Shareholders on May 1, 1999

The undersigned hereby appoints R. S. Boreham, Jr. and R. L. Qualls, and each of them, with power of substitution, as proxies of the undersigned, to attend the Annual Meeting of Shareholders of Baldor Electric Company, to be held at the Holiday Inn, 700 Rogers Avenue, Fort Smith, Arkansas, on Saturday, May 1, 1999, at 10:30 a.m. local time, and all adjournments thereof, and there to vote, as indicated on the reverse side of this card, the shares of Common Stock of Baldor Electric Company which the undersigned is entitled to vote with all the powers the undersigned would possess if present at the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and all adjournments thereof.

If no  direction  is made,  this proxy will be voted FOR the election directors.

                   PLEASE VOTE, DATE, AND SIGN ON REVERSE AND
                    RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) hereon. When signing as Attorney, Executor, Trustee, Guardian, or Officer of a Corporation, please give title as such. For joint accounts, all named holders should sign. If you receive more than one proxy, please sign all cards and return in the accompanying postage-paid envelopes.

HAS YOUR ADDRESS CHANGED? _________________________________________________
================================================================================

DO YOU HAVE ANY COMMENTS? _________________________________________________
================================================================================

(BACK OF PROXY CARD)

[ X ] PLEASE MARK VOTES AS IN THIS EXAMPLE

               ---------------------------------------------------
                             BALDOR ELECTRIC COMPANY
               ---------------------------------------------------
                                  COMMON STOCK
CONTROL NUMBER:
RECORD DATE SHARES:

NAME
ADDRESS
CITY STATE ZIP

Please be sure to sign and date this Proxy.

Date _______________________
Shareholder sign here ___________________________________________________
Co-owner sign here _____________________________________________________

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR":

      1.  Election of Directors

         [   ]  For All Nominees   [   ]  Withhold [   ]  For All Except

         Nominees:   Jefferson W. Asher, Jr.
                     Richard E. Jaudes
                     Robert J. Messey

      To withhold authority to vote for any nominee listed above, mark the "For All Except" box and write the name(s) of the nominee(s) from whom you wish to withhold authority to vote in the space provided below.

           -----------------------------------------------------------

Mark box at right if an address change or comment has been noted on the reverse side of this card. [ ]

DETACH CARD                                                        DETACH CARD

(FRONT OF DIRECTION CARD)
PROFIT SHARING AND SAVINGS PLAN                PROFIT SHARING AND SAVINGS PLAN

                             BALDOR ELECTRIC COMPANY

                  Annual Meeting of Shareholders on May 1, 1999

The undersigned, a participant in the Baldor Electric Company Profit Sharing and Savings Plan (the "Plan") hereby directs Wachovia Bank of North Carolina, N.A., as Trustee (the "Trustee") of the Plan Trust (the "Trust"), at the Annual Meeting of Shareholders of Baldor Electric Company, to be held at the Holiday Inn, 700 Rogers Avenue, Fort Smith, Arkansas, on Saturday, May 1, 1999, at 10:30 a.m. local time, and all adjournments thereof, to vote, as indicated on the reverse side of this direction card, the shares of Common Stock of Baldor Electric Company which the undersigned is entitled to vote with all the powers the undersigned would possess if present at the meeting.

This direction card, when properly executed, will be voted in the manner directed herein by the undersigned participant. As Trustee, you are authorized to vote the shares of the undersigned upon such other business as may properly come before the meeting and all adjournments thereof.

                            If no direction is made,
        voting will be controlled by the terms of the Plan and the Trust.

                   PLEASE VOTE, DATE, AND SIGN ON REVERSE AND
                    RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) hereon. When signing as Attorney, Executor, Trustee, Guardian, or Officer of a Corporation, please give title as such. For joint accounts, all named holders should sign. If you receive more than one direction card, please sign all cards and return in the accompanying postage-paid envelopes.

HAS YOUR ADDRESS CHANGED? _________________________________________________
================================================================================

DO YOU HAVE ANY COMMENTS? _________________________________________________
================================================================================

(BACK OF DIRECTION CARD)

[ X ] PLEASE MARK VOTES AS IN THIS EXAMPLE

          -------------------------------------------------------------
                             BALDOR ELECTRIC COMPANY
          -------------------------------------------------------------
                         PROFIT SHARING AND SAVINGS PLAN
CONTROL NUMBER:
RECORD DATE SHARES:

NAME
ADDRESS
CITY STATE ZIP

Please be sure to sign and date this Direction Card.

Date _______________________
Participant sign here ___________________________________________________

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR":

      1.  Election of Directors

         [   ]  For  All Nominees   [   ]  Withhold [   ]  For All Except

         Nominees:   Jefferson W. Asher, Jr.
                     Richard E. Jaudes
                     Robert J. Messey

      To withhold authority to vote for any nominee listed above, mark the "For All Except" box and write the name(s) of the nominee(s) from whom you wish to withhold authority to vote in the space provided below.

           -----------------------------------------------------------

Mark box at right if an address change or comment has been noted on the reverse side of this card. [ ]

DETACH CARD                                                        DETACH CARD